Exhibit 10.15

SIDE AGREEMENT

Reference is made to that certain Securities Purchase Agreement dated as of September 6, 2017 among CollPlant Holdings Ltd. (the “Company”), and the purchaser signatory thereto (such purchaser, including its successors and assigns, a “Purchaser”), including any Schedules, Annexes and Exhibits thereto, as may be amended, supplemented or otherwise modified from time to time (“Purchase Agreement”).

WHEREAS, the Company and the Purchaser have entered into the Purchase Agreement in connection with the sale of securities of the Company (including the Debentures and the Warrants); and

WHEREAS,               or its assigns (the “Holder”) may hold Prepaid Warrants to purchase Ordinary Shares represented by American Depositary Shares resulting from the conversion of the Debentures issued to Holder on the First Closing and the Second Closing as such terms are defined in the Purchase Agreement (“First Closing Warrants”, “Second Closing Warrants”, respectively, and collectively, the “Warrants”); and

WHEREAS, the Warrants may be exercisable to an amount of  up to          Ordinary Shares (the “Warrant Shares”) represented by       American Depositary Shares (“ADSs”), as subject to adjustment as provided in the Warrants (the “Warrant ADSs”); and

WHEREAS, the Company and the Holder wish to distinguish the “anti-dilution mechanism” detailed in Section 3(b) of the Warrants into a separate right of Holder, independent from the terms of the Warrants;

NOW, THEREFORE, as set forth in this side agreement (“Side Agreement”) in consideration of the foregoing, the Company and the Holder (collectively: “Parties”) agree as follows:

Section 1.        Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and the Warrant, as applicable.

Section 2.  Subsequent Equity Sales. From the date hereof until the two (2) year anniversary of the First Closing Date with respect to the First Closing Warrants and the Second Closing Date with respect to the Second Closing Warrants, if the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition), Ordinary Shares, Ordinary Share Equivalents or ADSs in a Subsequent Financing with a consideration per share that is less than the last Conversion Price in effective before the Original Issue Date (or less than the lowest Discounted Per Ordinary Share Purchase Price previously used pursuant to this Section 2) (such lesser price is referred to herein as the “Discounted Per Ordinary Share Purchase Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Holder shall be entitled to receive a number of Ordinary Shares or ADSs or any Ordinary Share Equivalents (“Additional Shares”) equal to (a) the quotient obtained by dividing (i) the Holder’s aggregate principal amount of Debentures exchanged into the respective Warrants  by (ii) the applicable Discounted Per Ordinary Share Purchase Price less (b) the sum of the respective Warrant Shares already issued or issuable immediately prior to such Dilutive issuance (ignoring for such purposes any limitations on exercise therein). The Holder shall become entitled to receive the Ordinary Shares or ADSs or any Ordinary Share Equivalents as set forth herein above whenever such Ordinary Shares or ADSs or any Ordinary Share Equivalents are issued under the Dilutive Issuance.  Notwithstanding the foregoing, the provisions of this Section 2 shall not apply in the event of an Exempt Issuance.  The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares or ADSs or any Ordinary Share Equivalents subject to this Section 2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant ADSs based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Ordinary Shares or ADSs or any Ordinary Share Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. The provisions of this Section 2 shall be effective only on the date immediately following the date on which the Company becomes a corporation reporting under Chapter E3 of the Israeli Securities Law and the provisions of this Section 2 shall apply on such day with retroactive effect as of the Original Issue Date.

Notwithstanding anything herein to the contrary, in the event of any dispute between the Holder and the Company regarding the existence of, or the extent of any adjustment under, this Section 2, the position of the Holder shall be controlling and determinative in the absence of manifest error.  The Company may not challenge such determination unless an injunction from a court, on notice to Holder, restraining and or enjoining all or part of an adjustment hereunder shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 125% of the aggregate amount being contested by the Company, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent the Holder obtains judgment.  In the absence of such injunction and bond, the Company shall issue the Warrant Shares, as adjusted hereunder assuming the position of the Holder, strictly in compliance with the timeframes under the Warrant.

In implementation of the foregoing, to the extent that an issuance of Additional Shares would result in a Holder or any of such Holders Attribution Parties beneficially owning in excess of the Beneficial Ownership Limitation, then the Company shall initially issue only such number of Additional Shares that would result in such Holder (together with such Holder’s Attribution Parties) beneficially owning the Maximum Percentage of the Ordinary Shares, and the balance of the Additional Shares shall be represented by the issuance of a pre-paid warrant in the form of the Warrant.

Section 3.              Miscellaneous. The provisions of Section 3(a) (Share Dividends and Share Splits), Section 3(c) (Subsequent Rights Offerings), Section 3(d) (Pro Rate Distributions), Section 3(e) (Fundamental Transaction), Section 3(f) (Calculations), Section 3(g) (Notice to Holder),

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Section 4 (Transfer of Warrant) and Section 5 (Miscellaneous) of the Warrants are hereby incorporated by reference, mutatis mutandis.

Section 4.      Counterparts and Signature.  This Side Agreement may be executed in two or more counterparts (including by fax or electronic scan, such as PDF), each of which shall be deemed to be an original, with the same effect as if the signatures hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by fax or electronic scan, such as PDF) to the other Party.

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IN WITNESS WHEREOF, the parties hereto have caused this Side Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COLLPLANT HOLDINGS LTD.		Address for Notice:

By:		Fax:
Name: Yehiel Tal
	Title: CEO	E-Mail: yehiel@collplant.com;
eran@collplant.com
By:
Name: Eran Rotem
Title: Deputy CEO &CFO

With a copy to (which shall not constitute notice):

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SIGNATURE PAGE FOR HOLDER FOLLOWS]

[Signature Page to Side Agreement]

[HOLDER SIGNATURE PAGES TO SIDE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Side Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Holder:

Address for Delivery of Securities to Holder (if not same as address for notice):

[Signature Page to Side Agreement]